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                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to (i) the use in the Prospectus (the Prospectus) constituting a part of the Registration Statement on Form S-3 filed by EXCO Resources, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report relating to the oil and gas reserves and revenue, as of March 31, 1995 of certain interests of the Company and the information derived from such letters, (ii) all references to such report letters and/or to this firm in such Prospectus, and further consent to our being named as an expert therein, and (iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.


                                        MILMAC OPERATING COMPANY


                                        By:   /s/ JAMES A. MCAULEY
                                           ----------------------------------
                                           James A. McAuley, President


Dallas, Texas
March 31, 1998